As filed with the Securities and Exchange Commission on April 12, 1996
                                                 Registration No. 33-
=============================================================================

                                SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C. 20549
                                     ------------------------

                                             FORM S-8
                                    Registration Statement No.
                                               Under
                                    The Securities Act of 1933
                                     ------------------------
                                        ROANOKE GAS COMPANY
                  (Exact name of registrant as specified in its charter)

                        Virginia                        54-0359895
                  (State of other                       (I.R.S. Employer
                  jurisdiction of                       Identification No.)
                  incorporation or
                  organization)

                                     519 Kimball Avenue, N.E.
                                      Roanoke, Virginia 24016
                                          (540) 983-3800
                            (Address, including zip code, and telephone
                            number, including area code, of registrant's
                                   principal executive offices)
                                     ------------------------

                                       FRANK A. FARMER, JR.
                               President and Chief Executive Officer
                                        Roanoke Gas Company
                                     519 Kimball Avenue, N.E.
                                      Roanoke, Virginia 24016
                                          (540) 983-3800
                             (Name, address, including zip code, and
                          telephone number, including area code, of agent
                                           for service)
                                     ------------------------

                                             Copy to:

                                       FAITH M. WILSON, ESQ.
                                WOODS, ROGERS & HAZLEGROVE, P.L.C.
                                   First Union Tower, Suite 1400
                                     10 South Jefferson Street
                                     Roanoke, Virginia  24011
                                          (540) 983-7633

==============================================================================================
                             Calculation of Registration Fee
- ----------------------------------------------------------------------------------------------
Title of                                     Proposed            Proposed
Securities                 Amount             Maximum             Maximum         Amount of
to be                       to be         Offering Price         Aggregate      Registration
Registered               Registered         per Share*        Offering Price         Fee
- ----------------------------------------------------------------------------------------------
Common Stock,
$5 par value            50,000 shares         $18.25             $912,500           $315
==============================================================================================

*Based on high and low prices of Company common stock reported on the Nasdaq National Market on April 10, 1996.

            This Registration Statement relates to 50,000 shares of Roanoke Gas Company Common Stock, $5 par value, to be offered and sold pursuant to the Roanoke Gas Company Key Employee Stock Option Plan.


                  INCORPORATION OF DOCUMENT BY REFERENCE

            The following documents filed by Roanoke Gas Company (File No. 0-367) (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement: (i) Annual Report on Form 10-K for the year ended September 30, 1995; (ii) Quarterly Report on Form 10-Q for the quarter ended December 31, 1995; (iii) Description of Company Common Stock contained in Registration Statement on Form 10 dated April 26, 1965, as amended by Current Report on Form 8-K dated April 9, 1996, including any further amendment or report filed for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof from the date of the filing of such documents.


                               LEGAL OPINION

            The legality of the Common Stock being registered hereby has been passed upon by Woods, Rogers & Hazlegrove, P.L.C., Roanoke, Virginia.
Wilbur L. Hazlegrove, a partner of Woods, Rogers & Hazlegrove, P.L.C., is a director of the Company. The partners of the firm of Woods, Rogers
& Hazlegrove, P.L.C. and members of their immediate families beneficially owned, as of March 25, 1996, in the aggregate, approximately 41,000 shares of the Common Stock of the Company.


                                  EXPERTS

            The consolidated financial statements of Roanoke Gas Company and subsidiaries as of September 30, 1995 and 1994 and for each of the years in the three-year period ended September 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1994.


         INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

            Section 13.1-692.1 of the Code of Virginia, 1950, as amended, places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company has not taken action to establish a different limit on liability from that set forth in the statute.

            Sections 13.1-697 and 13.1-702(2) of the Code of Virginia, 1950, as amended, permit any Virginia corporation to indemnify an officer or director against liability incurred in a proceeding if such officer or director conducted himself in good faith and believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests. In the case of a criminal proceeding, a corporation may indemnify an officer or director made a party to such proceeding if he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify an officer or director under Section 13.1-697 (i) in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 13.1-697 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Further, Virginia Code Sections 13.1-698 and 13.1-702(1) provide that, unless limited by its articles of incorporation, a corporation is required to provide indemnification to an officer or director who entirely prevails in the defense of any proceeding to which he was a party because he is or was an officer or director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

            A corporation may pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding if certain statements and undertakings are made by the officer or director and a determination is made that the facts as then known would not preclude indemnification.
Va. Code Section 13.1-699. In addition, an officer or director of the corporation who is a party to a proceeding may apply for advances or reimbursement of expenses and for indemnification to the court conducting the proceeding or seek advances, reimbursement, or indemnification in another court of competent jurisdiction. The court shall order advances, reimbursement, or indemnification if it determines the officer or director is entitled to such advances, reimbursement, or indemnification, in which case the court shall also order the corporation to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he was adjudged liable, and may also order the corporation to pay the officer's and director's reasonable expenses incurred to obtain the order. Va. Code
Section 13.1-700.1. In such a proceeding, no presumption is created by the fact that either the corporation has not considered the question of indemnification or that the corporation has denied indemnification. A corporation is given the power to make further indemnity to any officers or directors that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against the officer's or director's willful misconduct or a knowing violation of the criminal law. Va. Code Section 13.1-704.

            Article IV of the Company's Bylaws contains provisions indemnifying officers, directors, employees and agents of the Company in certain circumstances against expenses, judgments, fines and amounts paid in settlement in substantially the same manner provided for under the provisions of Virginia law summarized above.

            The Company maintains a directors' and officers' legal liability insurance policy in the amount of $2,000,000, issued by the Chubb Group Insurance Companies. The policy provides coverage up to 100% of its face amount, subject to certain deductible or retention amounts. In general, the policy insures (i) the Company's directors and officers against losses by reason of their wrongful acts, and/or (ii) the Company against claims against the directors and officers by reasons of their wrongful acts for which the Company is required to indemnify or pay, all as such terms are defined in the policy and subject to the terms, conditions and exclusions contained therein.


                                 EXHIBITS

Exhibit No.             Description
- -----------             -----------
4(a)                    Specimen copy of certificate for Roanoke Gas Company
                        common stock, $5.00 par value (incorporated herein by
                        reference to Exhibit (4)(a) of the Annual Report on
                        Form 10-K for the fiscal year ended September 30,
                        1992)

4(b) Article I of the Bylaws of Roanoke Gas Company (incorporated herein by reference to Exhibit (19) of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

4(c) Roanoke Gas Company Key Employee Stock Option Plan (incorporated herein by reference to Exhibit 10(q)(q) of the Annual Report on Form 10-K for the fiscal year ended September 30, 1995)

5                       Opinion of Woods, Rogers & Hazlegrove, P.L.C.

23(a)                   Consent of Woods, Rogers & Hazlegrove, P.L.C.
                        (included in Exhibit (5))

23(b)                   Consent of KPMG Peat Marwick LLP


                               UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)          To include any prospectus required by
            section 10(a)(3) of the Securities Act of 1933;

                        (ii)         To reflect in the prospectus any facts
            or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii)        To include any material information
            with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

                         ------------------------

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         ------------------------

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on March 25, 1996.

                                     ROANOKE GAS COMPANY


                                     By: /s/Frank A. Farmer, Jr.
                                         _______________________
                                         Frank A. Farmer, Jr.
                                         President and Chief
                                         Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 25, 1996.

            Signature                                        Title
            ---------                                        -----

/s/Frank A. Farmer, Jr.                                      President, Chief
- -----------------------------                                Executive Officer
   (Frank A. Farmer, Jr.)                                    and Director
                                                             (Chief Executive
                                                             Officer)

/s/John B. Williamson, III                                   Vice President-
- ----------------------------                                 Rates and Finance
   (John B. Williamson, III)                                 (Principal
                                                             Financial
                                                             Officer)


/s/Roger L. Baumgardner                                      Vice President,
- -----------------------------                                Secretary and
   (Roger L. Baumgardner)                                    Treasurer
                                                             (Principal
                                                             Accounting
                                                             Officer)

/s/Lynn D. Avis                                              Director
- -----------------------------
   (Lynn D. Avis)


- -----------------------------                                Director
   (Abney S. Boxley, III)

/s/Frank T. Ellett                                           Director
- -----------------------------
   (Frank T. Ellett)


/s/Wilbur L. Hazlegrove                                      Director
- -----------------------------
   (Wilbur L. Hazlegrove)


/s/W. Bolling Izard                                          Director
- -----------------------------
   (W. Bolling Izard)


/s/J. Allen Layman                                           Director
- -----------------------------
   (J. Allen Layman)


/s/John H. Parrott                                           Director
- -----------------------------
   (John H. Parrott)


/s/Thomas L. Robertson                                       Director
- -----------------------------
   (Thomas L. Robertson)


/s/S. Frank Smith                                            Director
- -----------------------------
   (S. Frank Smith)

                               EXHIBIT INDEX


                                                                   Page No. In
                                                                   Sequential
Exhibit No.              Description                                 System
- -----------              -----------                                 ------
4(a)                     Specimen copy of certificate for Roanoke
                         Gas Company common stock, $5.00 par value
                         (incorporated herein by reference to
                         Exhibit (4)(a) of the Annual Report on
                         Form 10-K for the fiscal year ended
                         September 30, 1992)

4(b) Article I of the Bylaws of Roanoke Gas Company (incorporated herein by reference to Exhibit
                         (19) of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1992)

4(c) Roanoke Gas Company Key Employee Stock Option Plan (incorporated herein by reference to
                         Exhibit 10(q)(q) of the Annual Report on Form 10-K for the fiscal year ended September 30,
                         1995)

5                        Opinion of Woods, Rogers & Hazlegrove, P.L.C.

23(a)                    Consent of Woods, Rogers & Hazlegrove, P.L.C.
                         (included in Exhibit (5))

23(b)                    Consent of KPMG Peat Marwick LLP